Exhibit 99.2

QUESTIONS AND ANSWERS

Following are common questions and answers related to the dividend.  If you have any additional questions, you should call Broadridge Corporate Issuer Solutions, Inc. (the “Election and Disbursing Agent”) at (855) 793-5068.

Why is the dividend being made?

The dividend was declared on January 3, 2014 in connection with Gaming and Leisure Properties, Inc.’s (the “Company”) plan to qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year beginning on January 1, 2014.  The Company is distributing its accumulated earnings and profits (as determined for U.S. federal income tax purposes) for periods ending prior to January 1, 2014.  The dividend is intended to reduce the Company’s accumulated earnings and profits attributable to pre-REIT years in satisfaction of the annual distribution requirements applicable to REITs.  The total amount of the dividend will be $1.05 billion, or approximately $11.84 per share.  The dividend is payable on February 18, 2014 to holders of the Company’s common stock as of January 13, 2014.

Does the Company expect to make additional dividends to reduce its accumulated earnings and profits attributable to pre-REIT years?

The Company does not anticipate the need for any further dividends to complete the reduction of its historical earnings and profits.  If the Company later determines that a subsequent dividend is necessary to qualify to be taxed as a REIT in 2014, it would expect to declare and pay an additional dividend of earnings and profits no later than December 31, 2014.

By making the dividend, is the Company guaranteed to qualify as a REIT for federal income tax purposes?

No.  To be eligible to elect to be taxed as a REIT for U.S. federal income tax purposes effective January 1, 2014, the Company must distribute to its shareholders its current and accumulated earnings and profits generated through December 31, 2013 and must satisfy certain tests applicable to REITs. The Company’s failure to do so could result in its disqualification for taxation as a REIT. The amount of the Company’s current and accumulated earnings and profits is a complex factual and legal determination.  The Company may have had less than complete information at the time it estimated earnings and profits or may have interpreted the applicable law differently from the IRS.  The Company currently believes and intends that the dividend will satisfy the requirements relating to the distribution of current and accumulated earnings and profits. However, there are substantial uncertainties relating to the computation of current and accumulated earnings and profits, including the possibility that the IRS could, in auditing tax years through 2013, successfully assert that the Company’s taxable income should be increased, which could increase its current and accumulated earnings and profits.  Consequently, the Company may fail to satisfy the requirement that it distribute all of its current and accumulated earnings and profits by the close of its first taxable year as a REIT.  Moreover, although there are procedures available to cure a failure to distribute all current and accumulated earnings and profits, the Company cannot now determine whether it will be able to take advantage of those procedures or the economic impact of doing so.

If the Company satisfies all of the requirements for treatment as a REIT for federal income tax purposes, is the Company required to be taxed as a REIT?

No.  The Board of Directors of the Company (the “Board”) reserves the right not to elect to be taxed as a REIT for federal income tax purposes, even after paying the dividend, if the Board determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interests of the Company not to make the election to be taxed as a REIT.

Where can I learn more about the risks associated with the Company and its attempt to qualify as a REIT for federal income taxation purposes?

For additional discussion of the risks associated with the dividend, the Company, and the Company’s efforts to qualify as a REIT, please refer to the Company’s prospectus pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (“SEC”) on October 10, 2013 and its Quarterly Report on Form 10-Q for the period ended September 30, 2013 and filed with the SEC on November 25, 2013.

Who is entitled to a dividend?

Owners of shares of Company common stock as of January 13, 2014 are entitled to receive the dividend.  January 13, 2014 is referred to as the “Record Date,” and holders of Company common stock as of the Record Date are referred to as “Record Holders.”  The Ex-dividend Date was January 9, 2014. If you purchased stock of the Company on or after the Ex-dividend Date, you will not receive the dividend payment. Instead, the seller will receive the dividend. If you purchased stock before the Ex-dividend Date, you will receive the dividend.

What election am I being asked to make?

You are being asked to elect to receive the dividend in the form of either (1) cash or (2) additional shares of Company common stock.  In either case, your election will be subject to a requirement that the amount of cash to be distributed in the aggregate to all Company shareholders be equal to approximately $210 million, or 20% of the total distribution (the “Cash Requirement”).

What happens if Company shareholders elect to receive a total amount of cash in excess of the Cash Requirement?

If you elect cash:  If Company shareholders elect to receive an amount of cash in excess of the Cash Requirement, the payment of cash will be made on a pro rata basis to all shareholders who elected to receive cash, such that the aggregate amount paid in cash equals the Cash Requirement, and the remaining portion of the dividend will be paid to these shareholders in the form of Company common stock.

If you elect shares or fail to make a timely election:  If you elect to receive your dividend in the form of Company common stock or you fail to make an election, you will receive a whole number of shares, plus cash in lieu of any fractional share.

What happens if Company shareholders elect to receive a total amount of cash less than the Cash Requirement?

If you elect cash:  If Company shareholders elect to receive a total amount of cash less than the Cash Requirement and you elect to receive your dividend in the form of cash, you will receive cash.

If you elect shares or fail to make an election:  Those failing to make a timely election will receive cash on a pro rata basis until the Cash Requirement is met, and the remaining portion of the dividend will be paid to these shareholders in the form of Company common stock.  If the Cash Requirement still would not be met, then cash will be allocated on a pro rata basis to those shareholders who elected to receive shares until the Cash Requirement is met, with the remaining portion of the dividend paid to these shareholders in the form of Company common stock.

Is there a limit on the number of shares I can receive in the dividend?

Yes.  The total number of shares of Company common stock to be issued in the dividend will be determined by dividing $840 million by the volume-weighted average trading price per share of Company common stock on NASDAQ for the three trading days following the Election Deadline of February 10, 2014.  Based on the closing price of the Company’s common stock on January 13, 2014, the Company currently estimates the share component of the dividend to be approximately 0.25 additional shares of Company common stock per current share.

Further, the number of shares that a shareholder may receive in the dividend is limited by the restrictions on ownership of Company stock set forth in the Company’s Amended and Restated Articles of Incorporation.  If your receipt of shares of common stock in connection with the dividend would cause you to exceed any such ownership restriction, you will receive cash in lieu of shares of common stock to the extent required to ensure that your ownership remains within the applicable limitations.

Who will calculate the number of shares to be distributed in the dividend?

The Election and Disbursing Agent will calculate the number of shares to be distributed in the dividend.

Will fractional shares of Company common stock be distributed in the dividend?

No.  If you are receiving your dividend in the form of Company common stock, you will receive a whole number of shares, plus cash in lieu of any fractional shares.  The cash in lieu of any fractional share will be paid in an amount equal to the product obtained by multiplying the per share dividend amount by the fraction of one share that would otherwise be payable to the shareholder.

What is the purpose of the Election Form?

The enclosed Election Form allows you to choose between receiving the dividend in the form of cash or additional shares of Company common stock (subject to adjustments to ensure that the Cash Requirement is met).  To make this election, complete the enclosed Election Form according to the instructions also enclosed and sign and return such form to the Election and Disbursing Agent by the Election Deadline of 5:00 p.m., Eastern Time, on February 10, 2014.

How do I use the Election Form?

You should refer to the Election Form for a complete set of instructions.

When completed, sign and date the Election Form (as well as any other required documents), indicating how you elect to receive your dividend, and mail it to the Election and Disbursing Agent in the enclosed envelope.  By signing the Election Form, you confirm that your tax identification number is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions.  Please note that if your shares are held in a joint account, signatures of both owners are required on the Election Form.

What is the deadline for completing the Election Form and submitting it to the Election and Disbursing Agent?

A properly completed and signed Election Form must be returned to the Election and Disbursing Agent by the Election Deadline.  The Election Deadline is 5:00 p.m., Eastern Time, on February 10, 2014.

What happens if I do not submit the Election Form by the deadline?

If you do not submit a properly completed and signed Election Form to the Election and Disbursing Agent by the Election Deadline, you will have no control over the form of dividend you may receive, and you will receive your dividend in the form of Company common stock subject to the Cash Requirement having been met.

Am I guaranteed to receive the form of dividend I ask for on the Election Form?

No.  If Company shareholders elect to receive an amount of cash in excess of the Cash Requirement, the payment of cash will be made on a pro rata basis to all shareholders who elected to receive cash, such that the aggregate amount paid in cash equals the Cash Requirement, and the remaining portion of the dividend will be paid to these shareholders in the form of Company common stock.

If you elect to receive your dividend in the form of Company common stock, or if you fail to make a timely election, you will receive a whole number of shares, plus cash in lieu of any fractional shares.  However, if the total amount of cash elected to be received by shareholders is less than the Cash Requirement, those failing to make a timely election will receive cash on a pro rata basis until the Cash Requirement is met, and if the Cash Requirement still would not be met, then cash will be allocated on a pro rata basis to those shareholders who elected to receive shares until the Cash Requirement is met.

Additionally, the number of shares that a shareholder may receive in the dividend is limited by the restrictions on ownership of Company stock set forth in the Company’s Amended and Restated Articles of Incorporation.  If your receipt of shares of common stock in connection with the dividend would cause you to exceed any such ownership restriction, you will receive cash in lieu of shares of common stock to the extent required to ensure that your ownership remains within the applicable limitations.

Can I elect to receive my dividend in a combination of cash and stock?

No.  You must elect to receive your dividend either entirely in cash or entirely in Company common stock.  You may, however, receive a combination of cash and stock under the circumstances described in the answers to the preceding questions.

Can I change my election?

Yes. You may change your election by delivering a new, properly completed Election Form bearing a later date than your previously submitted Election Form to the Election and Disbursing Agent by the Election Deadline.

How and where should I send my Election Form?

You are responsible for delivering to the Election and Disbursing Agent your Election Form.  The method of delivery is at your option and risk.  The Company recommends that you use either overnight delivery or registered mail, properly insured, return receipt requested, or deliver such materials by hand.  Please keep in mind that the delivery time for registered or certified mail is often longer than regular mail.  Whichever method you choose, please be sure to allow ample time for delivery.  The Election Form may be mailed, or sent by courier, in the enclosed return envelope, to one of the following addresses:

By Mail: Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Department P.O. Box 1317 Brentwood, NY 11717-0693	By Courier: Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Department 1981 Marcus Ave, Suite 100 Lake Success, NY 11042-1046

If you have any questions regarding the procedure for submitting your Election Form, please contact the Election and Disbursing Agent at (855) 793-5068.

What if I have separate accounts?

You will receive and must complete a separate Election Form for each account that you have.

What if my shares of Company stock are held by a bank, broker or nominee?

The Election Form should be completed only by holders of record as of January 13, 2014.  If your shares are held in the name of a bank, broker or nominee, please promptly inform such bank, broker, or nominee of the election they should make on your behalf.  Likewise, if your shares are held by a bank, broker or nominee and you have questions regarding the dividend election, please contact such bank, broker or nominee.

What should I do if I want my shares of Company common stock or cash issued in a different name(s)?

Please follow Instruction B.5 of the instructions attached to the Election Form.  All changes in registration require a “Medallion” signature guarantee.  You can have your signature Medallion Guaranteed at a financial institution such as a commercial bank, a trust company, a national bank, a credit union, a brokerage firm or a savings association that participates in the “Medallion” program.  Please note that notarization by a notary public is not a valid substitute for a Medallion guaranteed signature.  In addition, unless you certify the taxpayer identification number (TIN) for the new account, you may be subject to backup withholding and other penalties.  Please refer to Instruction B.8 of the instructions attached to the Election Form.

What happens if I do not fill out the Election Form or other required paperwork properly?

If there is any problem with your documentation once it reaches the Election and Disbursing Agent, the Election and Disbursing Agent will return your Election Form to you with a letter of explanation.  Your election will not be valid until any and all such problems with your documentation are resolved.  If any problem with your Election Form is not resolved prior to the Election Deadline, you will be deemed to have elected to receive your dividend in the form of Company common stock (subject to adjustments to ensure that the Cash Requirement is met).

Will I receive a physical certificate for any shares of Company common stock issued to me in the dividend?

No.  All shares of Company common stock that are issued in the dividend will be issued to shareholders in book entry form.

How will any cash due to me in the dividend be delivered to me?

If any cash is due to you, you will be mailed a check representing payment.  In addition, you will receive a separate check for payment of any fractional shares that would otherwise be issued.  No interest will be paid or accrued on the cash payable to holders.

Could my election affect my percentage ownership of the Company?

If you elect to receive the dividend in cash, your relative percentage ownership in the Company’s outstanding common stock will decrease compared to shareholders who elect to receive the dividend in shares of common stock.  Conversely, if you elect to receive the dividend in stock, your relative percentage ownership in the Company’s outstanding common stock will increase compared to shareholders who elect to receive the dividend in cash.  Since the total number of shares of common stock to be issued in the dividend has not been determined, the Company cannot determine the extent to which a shareholder’s percentage ownership may change in connection with its election.

What are the tax consequences of the dividend?

Your tax consequences may vary depending upon the election you make and a number of other factors, and you should consult with your tax advisor before making your election.  The following is a brief summary of certain U.S. federal income tax consequences of the dividend applicable to taxable U.S. shareholders.  For a discussion of the tax consequences to non-U.S. shareholders and tax-exempt shareholders, please refer to the prospectus filed by the Company with the SEC on October 10, 2013.

The Company expects that (1) the dividend will be treated as a dividend that will first reduce the Company’s accumulated earnings and profits (as determined for U.S. federal income tax purposes) attributable to pre-REIT years in satisfaction of the REIT annual distribution requirement and (2) the amount of any Company common stock received by any Company shareholder as part of the dividend will be considered to equal the amount of cash that could have been received instead.  In the dividend, a shareholder of Company common stock will be required to report dividend income as a result of the dividend, even if the Company distributes no cash or only nominal amounts of cash to such shareholder. As a result, you may be required to pay income tax with respect to such dividends in excess of the cash dividends received.  If a U.S. shareholder sells the Company common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale.  If, in any taxable dividend payable in cash and Company common stock, a significant number of Company shareholders determine to sell shares of Company common stock in order to pay taxes owed on dividends, it may be viewed as economically equivalent to a dividend reduction and put downward pressure on the market price of Company common stock.

You are encouraged to consult your tax advisors regarding the application of the federal income tax laws to your particular situation as well as the applicability of any federal estate and gift, state, local or foreign tax laws to which you may be subject.

For a complete discussion of the tax consequences of the dividend please refer to the prospectus filed by the Company with the SEC on October 10, 2013.

What is a Substitute Form W-9 “Payer’s Request for Taxpayer Identification Number and Certification”?  What form should I use if I am a foreign shareholder?

The Substitute Form W-9 should be completed and signed if you received such a form from the Election and Disbursing Agent.  Only shareholders whose registered account does not have an accurate or updated TIN have been sent a Substitute Form W-9.  If you received the Substitute Form W-9 (or your dividend is to be issued in a different name from that indicated on the Election Form) and you do not submit a properly completed Substitute Form W-9, any payments made to you may be subject to backup withholding.  Non-U.S. shareholders should provide a Form W-8 that may be obtained from the Election and Disbursing Agent or the IRS’s website at www.irs.gov.  Foreign shareholders should contact the Election and Disbursing Agent for further information.

What if I lose my Election Form or need an additional one?

You should call the Election and Disbursing Agent, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 and request that a duplicate Election Form be mailed to you.  Keep in mind that the Election and Disbursing Agent must receive any Election Form changes by the Election Deadline.

If I still have questions about the dividend, whom should I call?

You should call the Election and Disbursing Agent at (855) 793-5068 to answer any questions you may have.